UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 25, 2008

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34125 (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 25, 2008, Wuhan Blower Co., Ltd. (“Wuhan Blower”), a wholly owned subsidiary of Wuhan General Group (China), Inc. (the “Company”), entered into an Asset Purchase Agreement with Wuhan Gongchuang Real Estate Co., Ltd. (the “Seller”) pursuant to which Wuhan Blower acquired certain assets owned by Seller, including certain buildings, equipment and land use rights.  The aggregate consideration to be paid by Wuhan Blower consists of approximately $24.65 million (168,800,000 RMB) in cash, of which approximately $17.26 million (118,160,000 RMB) has been paid.  The remaining balance will be paid in installments over a one-year period.  The total amount of consideration to be paid was determined by a valuation performed by an independent party.  Seller previously entered into an agreement with Wuhan Generating Equipment Co., Ltd., which is also a wholly owned subsidiary of the Company, to construct turbine manufacturing facilities and an administration building.

The foregoing summary is qualified in its entirety by reference to the English translation of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 2.1	Asset Purchase Agreement, dated December 25, 2008 (English translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: February 4, 2009

By:	/s/ Haiming Liu
Name: Haiming Liu
Title: Chief Financial Officer

EXHIBIT INDEX
Form 8-K
February 5, 2009

Filed
Exhibit No.	Description	Herewith	By Reference
2.1	Asset Purchase Agreement, dated December 25, 2008 (English translation)	X